Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Streamline Health Solutions, Inc. and its subsidiaries (the “Company”), of our report dated April 30, 2024, with respect to the consolidated financial statements of the Company, included in the Annual Report on Form 10-K for the year ended January 31, 2024. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ FORVIS, LLP

Atlanta, Georgia

May 24, 2024